Exhibit 21

Subsidiaries of Washington Group International, Inc.

Company Name	Jurisdiction

21st Century Rail Corporation	Delaware
Badger Energy, Inc.	Delaware
Badger Middle East, Inc.	Delaware
Bauxite Mining & Transport Limited	Jamaica
Broadway Insurance Company, Ltd.	Bermuda
Catalytic Servicios, C.A.	Venezuela
CH2M-WG Idaho, LLC	Idaho
Constructora MK de Mexico, S.A. de C.V.	Mexico
Cosa-United, C.A.	Venezuela
Dulles Transit Partners, LLC	Virginia
Ebasco International Corporation	Delaware
Energy Overseas International, Inc.	Delaware
FD/MK Limited Liability Company	Delaware
Gibsin Engineers, Ltd.	Rep. of China
Global Energy Services LLC	Delaware
Hampton Roads Public-Private Development L.L.C.	Virginia
Harbert-Yeargin Inc.	Delaware
Johnson Controls Northern New Mexico, LLC	New Mexico
Leasing Corporation (The)	Nevada
Los Alamos National Security, LLC	Delaware
Mibrag B.V.	Netherlands
Mitteldeutsche Braunkohlengesellschaft mbH	Germany
MK Engineers and Constructors S.A. de C.V.	Mexico
MK Engineers and Contractors, S.A. de C.V.	Mexico
MKK Leasing General Partnership	Nevada
Morrison Knudsen Engenharia S.A.	Brazil
Morrison Knudsen Engenharia, S.A.	Brazil
Morrison Knudsen Fort Knox Project Limited, LLC	Ohio
Morrison Knudsen MISR LLC, a Limited Liability Company	Egypt
Morrison Knudsen Peru Services S.A.	Peru
Morrison Knudsen Peru Sociedad de Responsabilidad Limitada	Peru
Morrison Knudsen Umwelt GmbH	Germany
Morrison Knudsen Venezuela S.A.	Venezuela
National Projects, Inc.	Nevada
Parkway Group LLC	Georgia
Platte River Constructors Ltd.	Colorado
Pomeroy Corporation	California
PT Morrison Knudsen Indonesia	Indonesia
PT Power Jawa Barat	Indonesia
Ralph Tyler Services, Ltd.	Ohio
Randolph-Washington Group LLC	Delaware
Raytheon Engineers & Constructors Italy SRL	Italy
Raytheon-Ebasco Overseas Ltd.	Delaware
Rocky Mountain Remediation Services LLC	Colorado
Rust Constructors Puerto Rico, Inc.	Nevada
Rust Constructors, Inc.	Delaware
Safe Site of Colorado LLC	Delaware
SBG-Rust	Saudi Arabia
Shanghai Ebasco - ECEPDI Engineering Corporation	Rep. of China
Steam Generating Team LLC (The)	Ohio
Targhee Overseas Services LLC	Delaware
THOR Treatment Technologies, LLC	Delaware
United Engineers Far East, Ltd.	Delaware
United Engineers International, Inc.	Pennsylvania
United Mid East Saudi Arabia	Saudi Arabia
United Mid-East, Inc.	Delaware
Washington ACE LLP	United Kingdom
Washington Architects, LLC	Delaware
Washington Business Development (UK) Limited	United Kingdom
Washington Closure Company LLC	Washington
Washington Closure Hanford LLC	Delaware
Washington Construction Corporation	Nevada
Washington Demilitarization Company	Delaware
Washington E & C Limited	United Kingdom
Washington E&C Romania S.R.L.	Romania
Washington Earth Tech Disposal Cell (WEDC) LLC	Tennessee
Washington Engineers LLP	United Kingdom
Washington Engineers PSC	Puerto Rico
Washington Enterprises Emirates LLC	United Arab Emirates
Washington Global Services, Inc.	Nevada
Washington Government Environmental Services Company LLC	Delaware
Washington Group (Malaysia) Sdn Bhd	Malaysia
Washington Group (St. Lucia) Holding Ltd.	St. Lucia
Washington Group Argentina, Inc.	Nevada
Washington Group Bolivia S.R.L.	Bolivia
Washington Group BWXT Operating Services, Inc.	Delaware
Washington Group Deutschland GmbH	Germany
Washington Group Engineering Consulting (Shanghai) Company Ltd.	Rep. of China
Washington Group Engineers & Constructors Espana, S.L.	Spain
Washington Group Holdings Limited	Colorado
Washington Group Industrial GmbH	Germany
Washington Group International do Brasil Ltda.	Brazil
Washington Group International Hungary Kft	Hungary
Washington Group International Trading (Shanghai) Co. Ltd.	Rep. of China
Washington Group International, Inc.	Ohio
Washington Group Ireland Ltd.	Delaware
Washington Group Latin America, Inc.	Delaware
Washington Group Northern Ltd.	Canada
Washington Group NTS LLC	Delaware
Washington Group Polska Sp.zo.o.	Poland
Washington Infrastructure Corporation	New York
Washington Infrastructure Services, Inc.	Colorado
Washington International B.V.	Netherlands
Washington International Holding Limited	United Kingdom
Washington International Saudi Arabia	Saudi Arabia
Washington International, Inc.	Nevada
Washington International, LLC	Delaware
Washington Midwest LLC	Ohio
Washington Ohio Services, LLC	Delaware
Washington Quality Inspection Company	Delaware
Washington Quality Programs Company	Delaware
Washington Safety Management Solutions LLC	Delaware
Washington Savannah River Company LLC	Delaware
Washington Senggara Sdn Bhd	Malaysia
Washington Services (Thailand) Ltd.	Thailand
Washington Transportation Partners Limited Liability Company	Washington
Washington TRU Solutions LLC	New Mexico
Washington Zander Global Services GmbH	Germany
Washington Zander Global Services UK Limited	United Kingdom
Washington/SNC-Lavalin LLC	Delaware
Washington-Catalytic, Inc.	Delaware
Washington-Framatome ANP DE&S Decontamination & Decommissioning, LLC	New Mexico
West Valley Environmental Services LLC	Delaware
West Valley Nuclear Services Company LLC	Delaware
Westmoreland Resources, Inc.	Delaware
WGCI, Inc.	Delaware
WGI Asia Pacific Pte. Ltd.	Singapore
WGI Asia, Inc.	Delaware
WGI Global, Inc.	Nevada
WGI Industrial Services, Ltd.	Ohio
WGI Middle East (UK) Ltd.	United Kingdom
WGI Middle East, Inc.	Nevada
WGI Netherlands B.V.	Netherlands
Wisconsin Power Constructors, LLC	Wisconsin
WSMS Mid-America LLC	Delaware
WSMS-MK LLC	Tennessee